Exhibit 99.1

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Balance Sheet

(In thousands)

	September 30, 2010
	Historical	Fayetteville Upstream Adjustments (1)		Fayetteville Midstream Adjustments (1)		Pro Forma
Current assets:
Cash	$4,152	$446,000	(2)	$75,000	(6)	$525,152
Accounts receivable	304,794	—		—		304,794
Receivables from derivative contracts	275,901	—		—		275,901
Receivable from equity affiliate	780	—		—		780
Prepaids and other	60,838	—		—		60,838

Total current assets	646,465	446,000		75,000		1,167,465

Oil and natural gas properties (full cost method):
Evaluated	7,149,602	(575,000	)(3)	—		6,983,695
		412,566	(4)
		(3,473	)(5)
Unevaluated	2,609,692	(412,566	)(4)	—		2,197,126

Gross oil and natural gas properties	9,759,294	(578,473)		—		9,180,821
Less—accumulated depletion	(4,631,874)	—		—		(4,631,874)

Net oil and natural gas properties	5,127,420	(578,473)		—		4,548,947

Other operating property and equipment:
Gas gathering systems and equipment	269,494	—		(153,151	)(6)	116,343
Other operating assets	46,725	—		(62	)(6)	46,663

Gross other operating property and equipment	316,219	—		(153,213)		163,006
Less—accumulated depreciation	(26,776)	—		9,840	(6)	(16,936)

Net other operating property and equipment	289,443	—		(143,373)		146,070

Other noncurrent assets:
Goodwill	932,802	—		—		932,802
Other intangible assets, net of amortization	92,105	—		—		92,105
Debt issuance costs, net of amortization	46,393	—		—		46,393
Deferred income taxes	218,330	—		—		218,330
Receivables from derivative contracts	94,575	—		—		94,575
Restricted cash	42,922	—		—		42,922
Equity investment	206,485	—		—		206,485
Other	4,555	—		—		4,555

Total assets	$7,701,495	$(132,473)		$(68,373)		$7,500,649

Current liabilities:
Accounts payable and accrued liabilities	$762,600	$—		$—		$762,600
Deferred income taxes	74,100	—		—		74,100
Liabilities from derivative contracts	683	—		—		683
Long-term debt	25,199	—		—		25,199

Total current liabilities	862,582	—		—		862,582

Long-term debt	2,593,062	(129,000	)(2)	—		2,464,062

Other noncurrent liabilities:
Liabilities from derivative contracts	1,773	—		—		1,773
Asset retirement obligations	32,471	(3,473	)(5)	—		28,998
Other	514	—		—		514
Deferred gain on sale	595,516	—		—		595,516
Commitments and contingencies

Stockholders’ equity:
Common stock	302	—		—		302
Additional paid-in capital	4,623,257	—		—		4,623,257
Accumulated deficit	(1,007,982)	—		(68,373	)(6)	(1,076,355)

Total stockholders’ equity	3,615,577	—		(68,373)		3,547,204

Total liabilities and stockholders’ equity	$7,701,495	$(132,473)		$(68,373)		$7,500,649

See accompanying notes to the unaudited pro forma consolidated financial statements.

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands)

	Nine Months Ended September 30, 2010
	Historical	KinderHawk Adjustments		Adjusted	Fayetteville Upstream Adjustments(1)		Fayetteville Midstream Adjustments(1)		Pro Forma
Operating revenues:
Oil and natural gas	$820,753	$—		$820,753	$(99,588	)(17)	$—		$721,165
Marketing	360,438	—		360,438	—		—		360,438
Midstream	21,810	(12,358	)(7)	9,452	—		(7,140	)(17)	2,312

Total operating revenues	1,203,001	(12,358)		1,190,643	(99,588)		(7,140)		1,083,915

Operating expenses:
Marketing	392,984	—		392,984	—		—		392,984
Production:
Lease operating	49,573	—		49,573	(8,891	)(17)	—		40,682
Workover and other	6,707	—		6,707	(33	)(17)	—		6,674
Taxes other than income	14,849	(760	)(7)	14,089	(1,911	)(17)	(195	)(17)	11,983
Gathering, transportation and other	114,296	(8,042	)(7)	140,331	(17,341	)(17)	(4,800	)(17)	118,190
		34,077	(8)
General and administrative	115,974	(12,274	)(7)	103,700	—		(633	)(17)	103,067
Depletion, depreciation and amortization	315,061	(2,445	)(9)	312,616	(302,441	)(18)	(3,814	)(18)	279,252
					273,025	(18)
					(134	)(18)

Total operating expenses	1,009,444	10,556		1,020,000	(57,726)		(9,442)		952,832
Amortization of deferred gain	123,839	23,223	(10)	147,062	—		—		147,062

Income (loss) from operations	317,396	309		317,705	(41,862)		2,302		278,145

Other income (expenses):
Net gain on derivative contracts	345,970	—		345,970	—		—		345,970
Interest expense and other	(235,093)	10,334	(11)	(224,759)	—		—		(224,759)
Equity investment income	10,619	15,044	(12)	25,663	—		—		25,663

Total other income (expenses)	121,496	25,378		146,874	—		—		146,874

Income (loss) before income taxes	438,892	25,687		464,579	(41,862)		2,302		425,019
Income tax provision	(170,581)	(9,984	)(13)	(180,565)	16,271	(13)	(895	)(13)	(165,189)

Net income (loss)	$268,311	$15,703		$284,014	$(25,591)		$1,407		$259,830

See accompanying notes to the unaudited pro forma consolidated financial statements.

Petrohawk Energy Corporation

Unaudited Pro Forma Consolidated Statement of Operations

(In thousands)

	Year Ended December 31, 2009
	Historical	Permian Adjustments		KinderHawk Adjustments		Adjusted	Fayetteville Upstream Adjustments (1)		Fayetteville Midstream Adjustments (1)		Pro Forma
Operating revenues:
Oil and natural gas	$732,137	$(51,821	)(14)	$—		$680,316	$(90,291	)(17)	$—		$590,025
Marketing	320,121	—		—		320,121	—		—		320,121
Midstream	31,325	—		(15,038	)(7)	16,287	—		(12,907	)(20)	3,380

Total operating revenues	1,083,583	(51,821)		(15,038)		1,016,724	(90,291)		(12,907)		913,526

Operating expenses:
Marketing	316,987	—		—		316,987	—		—		316,987
Production:
Lease operating	78,698	(13,473	)(14)	—		65,225	(8,175	)(17)	2	(20)	57,052
Workover and other	2,749	(526	)(14)	—		2,223	(73	)(17)	—		2,150
Taxes other than income	57,712	(3,099	)(14)	(374	)(7)	54,239	(2,064	)(17)	(352	)(20)	51,823
Gathering, transportation and other	90,365	(1,243	)(14)	(9,573	)(7)	131,571	(17,941	)(17)	(10,383	)(20)	103,247
				52,022	(8)
General and administrative	113,232	—		(3,468	)(7)	109,764	—		(2,223	)(20)	107,541
Depletion, depreciation and amortization	396,644	(31,411	)(15)	(6,607	)(9)	358,160	(348,583	)(18)	(4,835	)(21)	339,679
		(466	)(15)				335,007	(18)
							(70	)(18)
Full cost ceiling impairment	1,838,444	(180,580	)(16)	—		1,657,864	(199,657	)(19)	—		1,458,207

Total operating expenses	2,894,831	(230,798)		32,000		2,696,033	(241,556)		(17,791)		2,436,686
Amortization of deferred gain	—	—		35,578	(10)	35,578	—		—		35,578

(Loss) income from operations	(1,811,248)	178,977		(11,460)		(1,643,731)	151,265		4,884		(1,487,582)
Other income (expenses):
Net gain on derivative contracts	260,248	—		—		260,248	—		—		260,248
Interest expense and other	(229,419)	—		5,514	(11)	(223,905)	—		—		(223,905)
Equity investment income	—	—		22,152	(12)	22,152	—		—		22,152

Total other income (expenses)	30,829	—		27,666		58,495	—		—		58,495

(Loss) income before income taxes	(1,780,419)	178,977		16,206		(1,585,236)	151,265		4,884		(1,429,087)
Income tax benefit (provision)	754,968	(75,893	)(13)	(6,872	)(13)	672,203	(64,142	)(13)	(2,071	)(13)	605,990

Net (loss) income	$(1,025,451)	$103,084		$9,334		$(913,033)	$87,123		$2,813		$(823,097)

See accompanying notes to the unaudited pro forma consolidated financial statements.

Petrohawk Energy Corporation

Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1—Basis of Presentation

The unaudited pro forma financial information is presented to illustrate the effect of the disposition of Petrohawk Energy Corporation’s (Petrohawk or the Company) Fayetteville Shale upstream and midstream assets, the contribution of the Company’s Haynesville Shale midstream operations to KinderHawk Field Services LLC (KinderHawk), and the disposition of the Company’s Permian Basin properties on its operating results. The unaudited pro forma balance sheet as of September 30, 2010 is based on the historical statements of Petrohawk as of September 30, 2010 after giving effect to the dispositions of the Company’s Fayetteville Shale upstream and midstream assets as if they had occurred on September 30, 2010. The unaudited pro forma statements of operations for the nine months ended September 30, 2010 and the fiscal year ended December 31, 2009 are based on the historical financial statements of Petrohawk for such periods after giving effect to the dispositions and the contribution as if they had occurred on January 1, 2009. The unaudited pro forma financial information should be read in conjunction with Petrohawk’s historical consolidated financial statements and notes thereto contained in the Company’s 2009 Annual Report on Form 10-K filed on February 23, 2010, and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, filed on May 5, 2010, the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2010, filed on August 3, 2010 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2010, filed on November 2, 2010.

The preparation of the unaudited pro forma consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

The unaudited pro forma consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transactions occurred on the respective date assumed, nor is it necessarily indicative of the Company’s future operating results. However, the pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable.

Note 2—Pro Forma Adjustments

(1)	The sale of the Company’s upstream assets in the Fayetteville Shale closed on December 22, 2010. The sale of the Company’s midstream assets in the Fayetteville Shale is expected to close during the first quarter of 2011.

The unaudited pro forma consolidated balance sheet at September 30, 2010 reflects the following adjustments:

(2)	Adjustment to reflect the sale of the Company’s upstream assets in the Fayetteville Shale for $575 million of cash and the application of the net proceeds to reduce the outstanding balance under the Company’s senior revolving credit facility;

(3)	Adjustment to reduce the full cost pool for the sale of the Company’s upstream assets in the Fayetteville Shale;

(4)	Adjustment to transfer unevaluated oil and natural gas properties associated with the sale of the Company’s upstream assets in the Fayetteville Shale to the full cost pool;

(5)	Adjustment to reflect the elimination of asset retirement obligations associated with the sale of the Company’s upstream assets in the Fayetteville Shale; and

(6)	Adjustment to reflect the sale of the Company’s midstream assets in the Fayetteville Shale for $75 million of cash; the associated retirement of the midstream assets; and to record the estimated loss on the sale associated with those assets.

The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 reflect the following adjustments:

(7)	Adjustment to eliminate operating revenues and expenses associated with the contribution of the Haynesville Shale midstream assets to KinderHawk;

(8)

Adjustment to gross up the Company’s historical gathering, transportation and other expense associated with the estimated gathering and treating fees that will be paid to KinderHawk and not eliminated in consolidation in conjunction with the minimum annual volume commitment by the Company. The gathering fee will be equal to $0.34 per thousand cubic feet (Mcf) of the Company’s natural gas delivered at KinderHawk’s receipt points. The treating fee will be charged for natural gas delivered containing more than 2% by volume of carbon dioxide. For gas delivered containing between 2% and 5.5% carbon dioxide, the treating fee will be between $0.030 and $0.345 per Mcf, and for gas containing over 5.5% carbon dioxide, the treating fee will start at $0.365 per Mcf and increase on a scale of $0.09 per Mcf for each additional 1% of carbon dioxide content;

(9)	To adjust historical depreciation expense associated with the contribution of the Haynesville Shale midstream assets as if it had occurred on January 1, 2009. Depreciation expense is calculated using the straight-line method;

(10)	Adjustment to record the amortization of the Company’s estimated deferred gain on the contribution of its Haynesville Shale midstream assets;

(11)	Adjustments to reduce interest expense and other for the repayment of outstanding borrowings under the Company’s senior revolving credit facility as of January 1, 2009;

(12)	Adjustment to recognize income attributable to the Company’s 50% equity investment in KinderHawk. In addition, this includes adjustments for the amortization of the difference in the Company’s initial investment in KinderHawk and its proportionate share of KinderHawk assets;

(13)	Adjustment to record income taxes on the unaudited pro forma consolidated results of operations based on the Company’s historical effective tax rates of 38.9% and 42.4% for the nine months ended September 30, 2010 and the fiscal year ended December 31, 2009, respectively;

(14)	Reflects the elimination of operating revenues and expenses associated with the sale of the Company’s Permian Basin properties;

(15)	To adjust historical depletion and accretion expenses associated with oil and natural gas properties as if the sale of the Permian Basin properties had occurred on January 1, 2009. Depletion expense is calculated using the unit of production method under full cost accounting;

(16)	Adjustment to allocate a portion of the full cost ceiling impairments recognized by the Company in 2009 to the Permian Basin properties that were sold based upon relative proved reserve volumes;

(17)	Adjustment to reflect the elimination of operating revenues and expenses associated with the sale of the Company’s upstream assets in the Fayetteville Shale;

(18)	To adjust historical depletion and accretion expenses associated with oil and natural gas properties as if the sale of the Company’s upstream assets in the Fayetteville Shale had occurred on January 1, 2009. Depletion expense is calculated using the unit of production method under full cost accounting;

(19)	Adjustment to allocate a portion of the full cost ceiling impairments recognized by the Company in 2009 to the Fayetteville Shale upstream assets that were sold based upon relative proved reserve volumes;

(20)	Reflects the elimination of operating revenues and expenses associated with the anticipated sale of the Company’s midstream assets in the Fayetteville Shale; and

(21)	To adjust historical depreciation expense associated with the anticipated sale of the Company’s midstream assets in the Fayetteville Shale.

Under a transition services agreement between the Company and Kinder Morgan, the Company provided management and administrative services to KinderHawk for operation of the assets through September 2010, in return for a monthly fee of approximately $880,000. This monthly fee is directly attributable to the transaction and has been excluded from the pro forma financial statements as it represents a material nonrecurring fee.